Exhibit 99.1

PRESS RELEASE

Cyren Announces Fourth Quarter and Full Year 2020 Financial Results

- - -

McLean, VA. – February 22, 2021 – Cyren (NASDAQ: CYRN) today announced its fourth quarter and full year 2020 financial results for the period ending December 31, 2020.

During the fourth quarter, Cyren reported quarterly revenues of $8.4 million, compared to $9.5 million during the fourth quarter of 2019. For the full year ended 2020, revenues were $36.4 million compared to $38.4 million in the prior year. Revenues for the fourth quarter included a one-time reduction of $0.7 million as a result of a multi-year customer contract that was restructured.

The Company’s next generation email security product, Cyren Inbox Security, continued to gain traction among enterprises using Microsoft 365, with Q4 revenues increasing 140% over Q3 2020.

“2020 was a year of transition for Cyren as we focused on the execution of a new strategy,” said Brett Jackson, CEO of Cyren. “Our teams accomplished our key objectives enhancing our core products, improving customer satisfaction and bringing new product to market. The highlight was the development and launch of our next generation, cloud-based email security product, Cyren Inbox Security. This new product provides Cyren with a significant growth engine into the enterprise market. We plan to continue investing in this opportunity to build market share and grow revenues. We believe that fourth quarter revenue growth is indicative of the potential opportunity we see.”

Fourth Quarter and Full Year 2020 Financial Highlights:

●	Revenues for the fourth quarter of 2020 were $8.4 million, compared to $9.5 million during the fourth quarter of 2019. Revenues for the full year were $36.4 million compared to $38.4 million in 2019.

●	GAAP net loss for the fourth quarter of 2020 was $5.0 million, compared to a net loss of $5.3 million in the fourth quarter of 2019. GAAP net loss for the full year ended 2020 was $17.3 million compared to $18.0 million for the full year 2019.

●	GAAP loss per basic and diluted share for the fourth quarter of 2020 was $0.08, compared to a loss of $0.09 per basic and diluted share for the fourth quarter of 2019. GAAP loss per share was $0.29 in 2020 compared to $0.33 in 2019.

●	Non-GAAP net loss for the fourth quarter of 2020 was $4.2 million, compared to a Non-GAAP net loss of $3.3 million for the fourth quarter of 2019. Non-GAAP net loss for the full year 2020 was $13.8 million, a decrease compared to $15.3 million during 2019.

●	Non-GAAP loss per basic and diluted share was $0.07 for the fourth quarter of 2020, compared to a Non-GAAP loss of $0.06 per share in fourth quarter of 2019. Non-GAAP loss per basic and diluted share was $0.23 for 2020 compared to $0.28 per share in 2019.

●	Cash used in operating activities during the fourth quarter of 2020 was $3.0 million, compared to operating cash usage of $4.6 million during the fourth quarter of 2019.

●	Net cash flow for the fourth quarter of 2020 was negative $3.6 million, compared to $2.0 million during the fourth quarter of 2019 when the company raised capital through a rights offering.

●	Cash balance as of December 31, 2020, was $9.3 million, compared to $11.6 million as of December 31, 2019.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Registered Direct Offering:

Subsequent to the end of the quarter, Cyren announced a registered direct offering with a select group of accredited institutional investors for the purchase of 12 million ordinary shares priced at $1.15 per share, generating gross proceeds of $13.8 million and net proceeds of $12.5 million. The transaction was completed on February 16, 2021 and therefore the proceeds of the transaction are not included in the cash balance on the balance sheet as of December 31, 2020.

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. Eastern Time on Monday, February 22, 2021 to discuss fourth quarter and full year 2020 results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the link: https://www.webcast-eqs.com/cyren20210222/en.

For those unable to participate in the live conference call, a replay will be available until March 8, 2021. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13716472. An archived version of the webcast will also be available on the investor relations section of the company’s website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber-attacks every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection, threat intelligence and email security solutions. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact
Kenneth Tarpey, CFO
Cyren
+1.703.760.3320

kenneth.tarpey@cyren.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31		December 31
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$8,444	$9,529	$36,388	$38,391

Cost of revenues	3,618	4,056	14,786	15,557

Gross profit	4,826	5,473	21,602	22,834

Operating expenses:

Research and development, net	3,819	3,811	16,083	15,801

Sales and marketing	2,555	3,352	11,678	13,825

General and administrative	2,591	3,563	9,583	10,877

Total operating expenses	8,965	10,726	37,344	40,503

Operating loss	(4,139)	(5,253)	(15,742)	(17,669)

Other income (expense), net	(4)	4	5	266

Financial expenses, net	(890)	(85)	(1,647)	(727)

Loss before taxes	(5,033)	(5,334)	(17,384)	(18,130)

Tax benefit (provision)	27	(5)	121	112

Loss	$(5,006)	$(5,339)	$(17,263)	$(18,018)

Loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.29)	$(0.33)

Weighted average number of shares outstanding:
Basic and Diluted	60,994	57,473	60,327	55,167

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31		December 31
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$4,826	$5,473	$21,602	$22,834
GAAP gross margin	57%	57%	59%	59%
Plus:
Stock-based compensation expense	20	143	105	241
Amortization of intangible assets	672	888	2,370	3,252
Non-GAAP gross profit	5,518	6,504	24,077	26,327
Non-GAAP gross margin	65%	68%	66%	69%

GAAP operating loss	(4,139)	(5,253)	(15,742)	(17,669)
Plus:
Stock-based compensation expense	515	1,358	2,391	2,360
Amortization of intangible assets	752	1,019	2,823	3,755
Expense (Capitalization) of technology	(372)	(1,230)	(1,439)	(3,740)
Settlement of litigation, net	-	1,078	-	1,078
Non-GAAP operating loss	(3,244)	(3,028)	(11,967)	(14,216)

GAAP loss	(5,006)	(5,339)	(17,263)	(18,018)
Plus:
Stock-based compensation expense	515	1,358	2,391	2,360
Amortization of intangible assets	752	1,019	2,823	3,755
Adjustment to earn-out liabilities	-	-	-	-
Amortization of deferred tax assets	(54)	(129)	(198)	(299)
Gain from an earn-out liability settlement	-	-	-	(256)
Settlement of litigation, net	-	1,078	-	1,078
Expense (Capitalization) of technology	(380)	(1,254)	(1,506)	(3,881)
Non-GAAP loss	$(4,173)	$(3,267)	$(13,753)	$(15,261)

Numerator for non-GAAP EPS calculation	$(4,173)	$(3,267)	$(13,753)	$(15,261)
Non-GAAP loss per share	$(0.07)	$(0.06)	$(0.23)	$(0.28)

GAAP weighted-average shares used to compute loss per share	60,994	57,473	60,327	55,167

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	December 31	December 31
	2020	2019
	Unaudited	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$9,296	$11,551
Trade receivables, net	960	2,187
Deferred commissions	980	948
Prepaid expenses and other receivables	779	819
Total current assets	12,015	15,505

Long-term deferred commissions	1,125	1,580
Long-term lease deposits and prepaids	937	767
Operating lease right-of-use assets	10,900	8,695
Severance pay fund	745	659
Property and equipment, net	3,948	4,410
Intangible assets, net	7,797	8,966
Goodwill	21,476	20,246
Total long-term assets	46,928	45,323
Total assets	$58,943	$60,828

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$799	$1,184
Convertible notes	10,000	-
Employees and payroll accruals	3,813	3,427
Accrued expenses and other liabilities	1,420	1,145
Operating lease liabilities	1,983	1,946
Deferred revenues	6,934	7,208
Total current liabilities	24,949	14,910

Deferred revenues	644	1,956
Convertible notes	-	10,000
Convertible Debentures	9,248	-
Long-term operating lease liabilities	9,866	7,174
Deferred tax liability, net	655	796
Accrued severance pay	838	811
Other liabilities	706	470
Total long-term liabilities	21,957	21,207

Shareholders’ equity	12,037	24,711
Total liabilities and shareholders’ equity	$58,943	$60,828

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Twelve months ended
	December 31		December 31
	2020	2019	2020	2019
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Unaudited

Loss	$(5,006)	$(5,339)	(17,263)	$(18,018)

Adjustments to reconcile loss to net cash provided by (used in) operating activities:
(Gain) / loss on disposal of property and equipment	2	(1)	14	-
Depreciation	540	526	2,349	1,946
Stock-based compensation	515	1,358	2,391	2,360
Amortization of intangible assets	752	1,019	2,823	3,755
Amortization of deferred commissions	336	2,108	1,517	1,199
Amortization of operating lease right-of-use assets	649	280	2,157	1,331
Interest on convertible notes	139	144	575	568
Interest and amortization of debt issuance costs on Convertible Debentures	201	-	601	-
Other income related to the earn-out consideration	-	-	-	(257)
Deferred taxes, net	(13)	(140)	(184)	(322)

Changes in assets and liabilities:
Trade receivables	1,425	1,339	1,299	1,535
Prepaid expenses and other receivables	513	436	57	(171)
Deferred commissions	(195)	(2,062)	(1,095)	(961)
Change in long-term lease deposits	(27)	20	(116)	45
Trade payables	(110)	(495)	(399)	(759)
Employees and payroll accruals, accrued expenses and other liabilities	239	(843)	149	(1,028)
Deferred revenues	(2,890)	(3,065)	(1,856)	2,932
Accrued severance pay, net	(24)	(15)	(60)	58
Operating lease liabilities	(61)	(171)	(1,606)	(1,246)
Other long-term liabilities	53	277	237	151
Net cash used in operating activities	(2,962)	(4,624)	(8,410)	(6,882)

Cash flows from investing activities:

Capitalization of technology	(382)	(1,234)	(1,482)	(3,696)
Proceeds from sale of property and equipment	-	2	6	3
Purchase of property and equipment	(223)	(211)	(1,766)	(1,470)
Net cash used in investing activities	(605)	(1,443)	(3,242)	(5,163)

Cash flows from financing activities:
Proceeds from rights offering, net	-	7,967	9,442	7,967
Proceeds from Convertible Debenture, net of debt issuance costs	-	-	-	-
Payment of earn-out liability	-	-	-	(2,680)
Proceeds from options exercised	-	-	-	743
Net cash provided by financing activities	-	7,967	9,442	6,030
Effect of exchange rate changes on cash	11	110	(3)	(14)
Increase (decrease) in cash, cash equivalents and restricted cash	(3,556)	2,010	(2,213)	(6,029)
Cash, cash equivalents and restricted cash at the beginning of the period	13,470	10,117	12,127	18,156
Cash, cash equivalents and restricted cash at the end of the period	$9,914	$12,127	$9,914	$12,127

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$9,296	$11,551	$9,296	$11,551
Restricted cash included in long-term restricted lease deposits	618	576	618	576

Total cash, cash equivalents and restricted cash	$9,914	$12,127	$9,914	$12,127